UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2024

GOLD ROCK HOLDINGS, INC.

(Name of Small Business Issuer in its charter)

Nevada	000-51074	87-0434297
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2020 General Booth Blvd.

Suite 230

Virginia Beach, VA 23454

(Address of principal executive offices)

Registrant's telephone number: (757) 306-6090

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 3.02 - Unregistered Sale of Equity Securities.

On June 24, 2024, Gold Rock Holdings, Inc. (“Company”), the Registrant, issued to an accredited investor a total of 1,250,000 common shares, par value $0.001, pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933.  The issuance was not a public offering as defined in Section 4(2) due to the limited number of persons that received the shares, and the manner of the issuance.   In addition, the transferee of the common stock represented that he had the necessary investment intent as required by Section 4(2) and agreed to receive share certificates or book entry shares containing a legend that states the securities were restricted pursuant to Rule 144 of the Securities Act.  The shares were issued at $0.06 per share through an effectuated “Subscription Agreement.”

After the issuance the Company’s common stock, par value $0.001, has outstanding shares at 238,136,969.

Financial  Item 9.01 -Financial Statements and Exhibits.

(a) Financial statements of business acquired. Not applicable.

(b) Pro forma financial information.  Not applicable.

(c) Shell company transactions.  Not applicable.

(d) Exhibits.

Exhibit No.	Description
10.1+	Subscription Agreement

+Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2024	Gold Rock Holdings, Inc.

By /s/ Richard Kaiser
CFO/ Director

-3-